Exhibit 10.1

INDEMNIFICATION AGREEMENT
THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is entered into effective as of         , 20 , by and between Ashford Hospitality Prime, Inc., a Maryland corporation (the “Company” or the “Indemnitor”) and              (the “Indemnitee”).
WHEREAS, the Indemnitee is an officer and/or a member of the Board of Directors of the Company and in such capacity is performing a valuable service for the Company;
WHEREAS, Maryland law permits the Company to enter into contracts with its officers or members of its Board of Directors with respect to indemnification of, and advancement of expenses to, such persons;
WHEREAS, the Articles of Amendment and Restatement of the Company (as amended and restated, the “Charter”) provide that the Company shall indemnify and advance expenses to its directors and officers to the maximum extent permitted by Maryland law in effect from time to time;
WHEREAS, the Amended and Restated Bylaws of the Company (as amended and restated, the “Bylaws”) provide that each director and officer of the Company shall be indemnified by the Company to the maximum extent permitted by Maryland law in effect from time to time and shall be entitled to advancement of expenses consistent with Maryland law; and
WHEREAS, to induce the Indemnitee to provide services to the Company as an officer and/or a member of the Board of Directors, and to provide the Indemnitee with specific contractual assurance that indemnification will be available to the Indemnitee regardless of, among other things, any amendment to or revocation of the Charter or the Bylaws, or any acquisition transaction relating to the Company, the Indemnitor desires to provide the Indemnitee with protection against personal liability as set forth herein.
NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Indemnitor and the Indemnitee hereby agree as follows:

1.	DEFINITIONS
For purposes of this Agreement:

(A)	“Change of Control” is when the following have occurred and are continuing:

•
the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Company entitling that person to exercise more than 50% of the total voting power of all shares of the Company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•
following the closing of any transaction referred to in the bullet point above, neither the Company nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE Amex or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

(B)
“Corporate Status” describes the status of a person who is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, partner (limited or general), member, employee or agent of any other foreign or domestic corporation, partnership, joint venture, limited liability company, trust, other enterprise (whether conducted for profit or not for profit) or employee benefit plan. The Company shall be deemed to have requested the Indemnitee to serve an employee benefit plan where the performance of the Indemnitee’s duties to the Company also imposes or imposed duties on, or otherwise involves or involved services by, the Indemnitee to the plan or participants or beneficiaries of the plan.

(C)
“Determination” means a determination that either (x) there is a reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances because the Indemnitee had met the applicable standard of conduct (a “Favorable Determination”) or (y) there is no reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances (an “Adverse Determination”).

(D)
“Disinterested Director” means a director who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee and does not otherwise have an interest materially adverse to any interest of the Indemnitee.

(E)
“Expenses” shall include all attorneys’ and paralegals’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

(F)
“Proceeding” includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation (including any formal or informal internal investigation to which the Indemnitee is made a party by reason of the Corporate Status of the Indemnitee), administrative hearing, or any other proceeding, including appeals therefrom, whether civil, criminal, administrative, or investigative.

(G)	“Special Legal Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither presently is, or in the past two years has been, retained to represent (i) the Indemnitor or the Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.

2.	INDEMNIFICATION
The Indemnitee shall be entitled to the rights of indemnification provided in this paragraph 2 and under applicable law, the Charter, the Bylaws, any other agreement, a vote of stockholders or resolution of the Board of Directors or otherwise if, by reason of such Indemnitee’s Corporate Status, such Indemnitee is, or is threatened to be made, a party to any threatened, pending, or contemplated Proceeding, including a Proceeding by or in the right of the Company. Unless prohibited by paragraph 13 hereof and subject to the other provisions of this Agreement, the Indemnitee shall be indemnified hereunder, to the maximum extent permitted by Maryland law in effect from time to time, against judgments, penalties, fines and settlements and reasonable Expenses actually incurred by or on behalf of such Indemnitee in connection with such Proceeding or any claim, issue or matter therein; provided, however, that if such Proceeding was initiated by or in the right of the Company, indemnification may not be made in respect of such Proceeding if the Indemnitee shall have been finally adjudged to be liable to the Company. For purposes of this paragraph 2, excise taxes assessed on the Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be deemed fines.

3.	INDEMNIFICATION FOR EXPENSES IN CERTAIN CIRCUMSTANCES

(A)
Without limiting the effect of any other provision of this Agreement (including the Indemnitee’s rights to indemnification under paragraph 2 and advancement of expenses under paragraph 4), without regard to whether the Indemnitee is entitled to indemnification under paragraph 2 and without regard to the provisions of paragraph 6 hereof;

i)
to the extent that the Indemnitee is successful, on the merits or otherwise, in any Proceeding to which the Indemnitee is a party by reason of such Indemnitee’s Corporate Status, such Indemnitee shall be indemnified against all reasonable Expenses actually incurred by or on behalf of such Indemnitee in connection therewith.

ii)
If the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues, or matters in such Proceeding, the Indemnitor shall indemnify the Indemnitee against all reasonable Expenses actually incurred by or on behalf of such Indemnitee in connection with each successfully resolved claim, issue or matter.

(B)
For purposes of this paragraph 3 and without limitation, the termination of any claim, issue or matter in such Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

4.	ADVANCEMENT OF EXPENSES
Notwithstanding anything in this Agreement to the contrary, but subject to paragraph 13 hereof, if the Indemnitee is or was or becomes a party to or is otherwise involved in any Proceeding (including as a witness), or is or was threatened to be made a party to or a participant (including as a witness) in any such Proceeding, by reason of the Indemnitee’s Corporate Status, or by reason of (or arising in part out of) any actual or alleged event or occurrence related to the Indemnitee’s Corporate Status, or by reason of any actual or alleged act or omission on the part of the Indemnitee taken or omitted in or relating to the Indemnitee’s Corporate Status, then the Indemnitor shall advance all reasonable Expenses incurred by the Indemnitee in connection with any such Proceeding within twenty (20) days after the receipt by the Indemnitor of a statement from the Indemnitee requesting such advance from time to time, whether prior to or after final disposition of such Proceeding; provided that, such statement shall reasonably evidence the Expenses incurred or to be incurred by the Indemnitee and shall include or be preceded or accompanied by (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Indemnitor as authorized by this Agreement has been met and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the standard of conduct has not been met. The undertaking required by clause (ii) of the immediately preceding sentence shall be an unlimited general obligation of the Indemnitee but need not be secured and may be accepted without reference to financial ability to make the repayment.

5.	WITNESS EXPENSES
Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of such Indemnitee’s Corporate Status, a witness (or is forced or asked to respond to discovery requests) for any reason in any Proceeding to which such Indemnitee is not a named defendant or respondent, the Indemnitor shall advance all Expenses actually incurred by or on behalf of such Indemnitee, on an as-incurred basis in accordance with paragraph 4 of this Agreement, in connection therewith and indemnify the Indemnitee therefor.

6.	DETERMINATION OF ENTITLEMENT TO AND AUTHORIZATION OF INDEMNIFICATION

(A)
To obtain indemnification under this Agreement, the Indemnitee shall submit to the Indemnitor a written request, including therewith such documentation and information reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification.

(B)
The Indemnitor agrees that the Indemnitee shall be indemnified to the fullest extent permitted by law. Unless required by Section 3 of this Agreement, applicable law, the Charter, the Bylaws, any other agreement, a vote of the stockholders or resolution of the Board of Directors, indemnification under this Agreement may not be made unless authorized for a specific Proceeding after a Determination has been made in accordance with this paragraph 6(B) that indemnification of the Indemnitee is permissible in the circumstances because the Indemnitee has met the following standard of conduct: the Indemnitor shall indemnify the Indemnitee in accordance with the provisions of paragraph 2 hereof, unless it is established that: (a) the act or omission of the Indemnitee was material to the matter giving rise to the Proceeding and (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty; (b) the Indemnitee actually received an improper personal benefit in money, property or services; or (c) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Any Determination shall be made within thirty (30) days after receipt of Indemnitee’s written request for indemnification pursuant to Section 6(A) and such Determination shall be made either (i) by the Disinterested Directors, even though less than a quorum, so long as Indemnitee does not request that such Determination be made by Special Legal Counsel, or (ii) if so requested by Indemnitee, in Indemnitee’s sole discretion, by Special Legal Counsel in a written opinion to the Indemnitor and Indemnitee. If a Determination is made that Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within fifteen (15) business days after such Determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such Determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such Determination. Any Expenses incurred by Indemnitee in so cooperating with the Disinterested Directors or Special Legal Counsel, as the case may be, making such determination shall be advanced and borne by the Indemnitor in accordance with paragraph 4 of this Agreement (irrespective of the Determination as to Indemnitee’s entitlement to indemnification). If the person, persons or entity empowered or selected under Section 6(B) of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a Favorable Determination within thirty (30) days after receipt by the Indemnitor of the request therefor, the requisite Determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such thirty (30) day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making the Determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 6(B) shall not apply if the Determination of entitlement to indemnification is to be made by Special Legal Counsel pursuant to Section 6(E).

(C)	The Indemnitor shall be bound by and shall have no right to challenge a Favorable Determination. If an Adverse Determination is made, or if for any other reason the

Indemnitor does not make timely indemnification payments or advancement of Expenses required by this Agreement, the Indemnitee shall have the right to commence a Proceeding before a court of competent jurisdiction to challenge such Adverse Determination and/or to require the Indemnitor to make such payments or advancement of expenses (and the Indemnitor shall have the right to defend their position in such Proceeding and to appeal any adverse judgment in such Proceeding). The Indemnitee shall be entitled to have such Expenses advanced by the Indemnitor in accordance with paragraph 4 of this Agreement and applicable law. If the Indemnitee fails to challenge an Adverse Determination within ninety (90) business days, or if Indemnitee challenges an Adverse Determination and such Adverse Determination has been upheld by a final judgment of a court of competent jurisdiction from which no appeal can be taken, then, to the extent and only to the extent required by such Adverse Determination or final judgment, the Indemnitor shall not be obligated to indemnify the Indemnitee under this Agreement.

(D)
The Indemnitee shall cooperate with the person or entity making such Determination with respect to the Indemnitee’s entitlement to indemnification, including providing upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any reasonable costs or expenses (including reasonable attorneys’ fees and disbursements) incurred by the Indemnitee in so cooperating shall be borne by the Indemnitor (irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and the Indemnitor hereby indemnifies and agrees to hold the Indemnitee harmless therefrom.

(E)
In the event the determination of entitlement to indemnification is to be made by Special Legal Counsel pursuant to Section 6(B) hereof, the Indemnitee, or the Indemnitor, as the case may be, may, within seven days after such written notice of selection shall have been given, deliver to the Indemnitor or to the Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the grounds that the Special Legal Counsel so selected does not meet the requirements of “Special Legal Counsel” as defined in paragraph 1 of this Agreement. If such written objection is made, the Special Legal Counsel so selected may not serve as Special Legal Counsel until a court has determined that such objection is without merit. If, within twenty (20) days after submission by the Indemnitee of a written request for indemnification pursuant to Section 6(A) hereof, no Special Legal Counsel shall have been selected or, if selected, shall have been objected to, either the Indemnitor or the Indemnitee may petition a court for resolution of any objection which shall have been made by the Indemnitor or the Indemnitee to the other’s selection of Special Legal Counsel and/or for the appointment as Special Legal Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Special Legal Counsel under Section 6(B) hereof. The Indemnitor shall pay all reasonable fees and expenses of Special Legal Counsel incurred in connection with acting pursuant to Section 6(B) hereof, and all reasonable fees and expenses incident to the selection of such Special Legal Counsel pursuant to this Section 6(D). In the event that a determination of entitlement to indemnification is to be made by Special Legal Counsel and such determination shall not have been made and delivered in a written opinion within ninety (90) days after the receipt by the Indemnitor of the Indemnitee’s request in accordance with Section 6(A), upon the due commencement of any judicial proceeding in accordance with Section 8(A) of this Agreement, Special Legal Counsel shall be discharged and relieved of any further responsibility in such capacity.

7.	PRESUMPTIONS

(A)
It shall be presumed that the Indemnitee is entitled to indemnification under this Agreement (notwithstanding any Adverse Determination), and the Indemnitor or any other person or entity challenging such right shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

(B)
The termination of any Proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee did not meet the requisite standard of conduct described herein for indemnification.

8.	REMEDIES

(A)
In the event that: (i) an Adverse Determination is made, or (ii) advancement of reasonable Expenses is not timely made pursuant to this Agreement, or (iii) payment of indemnification due the Indemnitee under this Agreement is not timely made, the Indemnitee shall be entitled to an adjudication in an appropriate court of competent jurisdiction of such Indemnitee’s entitlement to such indemnification or advancement of Expenses.

(B)
In the event that an Adverse Determination shall have been made pursuant to Section 6(B) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this paragraph 8 shall be conducted in all respects as a de novo trial, or arbitration, on the merits. The fact that an Adverse Determination has been made earlier pursuant to paragraph 6 of this Agreement that the Indemnitee was not entitled to indemnification shall not be taken into account in any judicial proceeding commenced pursuant to this paragraph 8 and the (i) Indemnitee shall not be prejudiced in any way by reason of that Adverse Determination and (ii) the Indemnitor shall have the burden of proving that the Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(C)	If a Favorable Determination shall have been made or deemed to have been made pursuant to Section 6(B) of this Agreement that the Indemnitee is entitled to indemnification, the Indemnitor shall be bound by such Determination in any judicial proceeding or arbitration commenced pursuant to this paragraph 8, absent: (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(D)
The Indemnitor shall be precluded from asserting in any judicial proceeding commenced pursuant to this paragraph 8 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Indemnitor is bound by all the provisions of this Agreement.

(E)
In the event that the Indemnitee, pursuant to this paragraph 8, seeks a judicial adjudication of such Indemnitee’s rights under, or to recover damages for breach of, this Agreement, if successful on the merits or otherwise as to all or less than all claims, issues or matters in such judicial adjudication, the Indemnitee shall be entitled to recover from the Indemnitor, and shall be indemnified by the Indemnitor against, any and all reasonable Expenses actually incurred by such Indemnitee in connection with each successfully resolved claim, issue or matter.

(F)
Notwithstanding anything in this Agreement to the contrary, no Determination as to entitlement of the Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

9.	NOTIFICATION AND DEFENSE OF CLAIMS
The Indemnitee agrees promptly to notify the Indemnitor in writing upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder, but the failure so to notify the Indemnitor will not relieve the Indemnitor from any liability that the Indemnitor may have to Indemnitee under this Agreement unless the Indemnitor can establish that such omission to notify resulted in actual and material prejudice to which it cannot be reversed or otherwise eliminated without any material negative effect on the Indemnitor. With respect to any such Proceeding as to which Indemnitee notifies the Indemnitor of the commencement thereof:

(A)	The Indemnitor will be entitled to participate therein at its own expense.

(B)
Except as otherwise provided below, the Indemnitor will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from the Indemnitor to Indemnitee of the Indemnitor’s election to assume the defense thereof, the Indemnitor will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding, but the fees and disbursements of such counsel incurred after notice from the Indemnitor of the Indemnitor’s assumption of the defense thereof shall be at the expense of Indemnitee unless (a) the employment of counsel by the Indemnitee has been authorized by the Indemnitor, (b) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Indemnitor and the Indemnitee in the conduct of the defense of such action, (c) such Proceeding seeks penalties or other relief against the Indemnitee with respect to which the Indemnitor could not provide monetary indemnification to the Indemnitee (such as injunctive relief or incarceration) or (d) the Indemnitor shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and disbursements of counsel shall be at the expense of the Indemnitor. The Indemnitor shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Indemnitor, or as to which the Indemnitee shall have reached the conclusion specified in clause (b) above, or which involves penalties or other relief against the Indemnitee of the type referred to in clause (c) above.

(C)
The Indemnitor shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without the Indemnitor’s written consent. The Indemnitor shall not settle any action or claim in any manner that would impose any penalty or limitation on the Indemnitee without the Indemnitee’s written consent. Neither the Indemnitor nor Indemnitee will unreasonably withhold or delay consent to any proposed settlement.

10.	NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE SUBROGATION

(A)
The rights of indemnification and to receive advancement of reasonable Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Charter, the Bylaws, any other agreement, a vote of stockholders, a resolution of the Board of Directors or otherwise, except that any payments otherwise required to be made by the Indemnitor hereunder shall be offset by any and all amounts received by the Indemnitee from any other indemnitor or under one or more liability insurance policies maintained by an indemnitor or otherwise and shall not be duplicative of any other payments received by an Indemnitee from the Indemnitor in respect of the matter giving rise to the indemnity hereunder; provided, however, that if indemnification rights are provided by an Additional Indemnitor as defined in Section 18(B) hereof, such Section shall govern. No amendment, alteration or repeal of this Agreement or any provision hereof shall be effective as to the Indemnitee with respect to any action taken or omitted by the Indemnitee prior to such amendment, alteration or repeal.

(B)
To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors and officers of the Company, the Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available and upon any Change of Control the Company shall use commercially reasonable efforts to obtain or arrange for continuation and/or “tail” coverage for the Indemnitee to the maximum extent obtainable at such time.

(C)
Except as otherwise provided in Section 18(B) hereof, in the event of any payment under this Agreement, the Indemnitor shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all actions necessary to secure such rights, including execution of such documents as are necessary to enable the Indemnitor to bring suit to enforce such rights.

(D)
Except as otherwise provided in Section 18(B) hereof, the Indemnitor shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement, or otherwise.

(E)
If Ashford Inc. (or any member or other affiliate thereof other than the Indemnitor) pays or causes to be paid, for any reason, any amounts with respect to any Proceeding in which the Indemnitee may be indemnified or entitled to indemnification hereunder or under any other indemnification agreement with the Indemnitee (whether pursuant to contract, by-laws, charter or other organizational documents) or otherwise in its capacity as a stockholder of the Company, then (x) Ashford Inc. (or such affiliate, as the case may be) shall be fully subrogated to all rights of the Indemnitee with respect to such payment and (y) the Indemnitor shall fully indemnify, reimburse and hold harmless Ashford Inc. (or such other affiliates) for all such payments actually made by Ashford Inc. (or such other affiliates).

11.	CONTINUATION OF INDEMNITY

(A)
All agreements and obligations of the Indemnitor contained herein shall continue during the period the Indemnitee is an officer or a member of the Board of Directors of the Company and shall continue thereafter so long as the Indemnitee shall be subject to any threatened, pending or completed Proceeding by reason of such Indemnitee’s Corporate Status and during the period of statute of limitations for any act or omission occurring during the Indemnitee’s term of Corporate Status. This Agreement shall be binding upon the Indemnitor and its respective successors and assigns and shall inure to the benefit of the Indemnitee and such Indemnitee’s heirs, executors and administrators.

(B)
The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

12.	SEVERABILITY
If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provisions held invalid, illegal or unenforceable.

13.	EXCEPTIONS TO RIGHT OF INDEMNIFICATION OR ADVANCEMENT OF EXPENSES
Notwithstanding any other provisions of this Agreement, the Indemnitee shall not be entitled to indemnification or advancement of reasonable Expenses under this Agreement with respect to (i) any Proceeding initiated by such Indemnitee against the Indemnitor other than a proceeding commenced pursuant to paragraph 8 hereof, or (ii) any Proceeding for an accounting of profits arising from the purchase and sale by Indemnitee of securities of the Company in violation of Section 16(b) of the Exchange Act, rules and regulations promulgated thereunder, or any similar provisions of any federal, state or local statute.

14.	NOTICE TO THE COMPANY STOCKHOLDERS
Any indemnification of, or advancement of reasonable Expenses, to an Indemnitee in accordance with this Agreement, if arising out of a Proceeding by or in the right of the Company, shall be reported in writing to the stockholders of the Company with the notice of the next Company stockholders’ meeting or prior to the meeting.

15.	HEADINGS
The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

16.	MODIFICATION AND WAIVER
No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

17.	NOTICES
All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand or by a nationally recognized overnight delivery service and received by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, if so delivered or mailed, as the case may be, to the following addresses:
If to the Indemnitee, to the address set forth in the records of the Company.
If to the Indemnitor, to:
Ashford Hospitality Prime, Inc.
14185 Dallas Parkway
Suite 1100
Dallas, TX 75254
Attention: General Counsel
or to such other address as may have been furnished to the Indemnitee by the Indemnitor or to the Indemnitor by the Indemnitee, as the case may be.

18.	CONTRIBUTION

(A)
To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, penalties, fines and settlements and Expenses actually incurred by or on behalf of an Indemnitee, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

(B)
The Company acknowledges and agrees that as between the Company and any other entity that has provided indemnification rights in respect of Indemnitee’s service as a director of the Company at the request of such entity (an “Additional Indemnitor”), the Company shall be primarily liable to Indemnitee as set forth in this Agreement for any indemnification claim (including, without limitation, any claim for advancement of Expenses) by Indemnitee in respect of any Proceeding for which Indemnitee is entitled to indemnification hereunder. In the event the Additional Indemnitor is liable to any extent to Indemnitee by virtue of indemnification rights provided by the Additional Indemnitor to Indemnitee in respect of Indemnitee’s service on the Board of Directors at the request of the Additional Indemnitor and Indemnitee is also entitled to indemnification under this Agreement (including, without limitation, for advancement of Expenses) as a result of any Proceeding, the Company shall pay, in the first instance, the entire amount of any indemnification claim (including, without limitation, any claim for advancement of Expenses) brought by the Indemnitee against the Company under this Agreement (including, without limitation, any claim for advancement of

Expenses) without requiring the Additional Indemnitor to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution, subrogation or any other right of recovery of any kind it may have against the Additional Indemnitor in respect thereof. The Company further agrees that no advancement or payment by the Additional Indemnitor on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Additional Indemnitor shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Indemnitee against the Company. Without limiting the generality of the foregoing, the Company hereby acknowledges that certain of its Directors, including the Directors affiliated with Ashford Inc. (the “Specified Directors”), may have certain rights to indemnification and advancement of expenses provided by Ashford Inc. and certain of its affiliates (collectively, the “Ashford Inc. Indemnitors”), which shall constitute Additional Indemnitors for purposes of this paragraph. To the extent the Indemnitee is a Specified Director, the Company hereby agrees and acknowledges that with respect to matters for which it is required to provide indemnity pursuant to the terms of this Agreement, (i) it shall be the indemnitor of first resort with respect to the Indemnitee (i.e., its obligations to the Indemnitee are primary and any obligation of the Ashford Inc. Indemnitors to advance expenses or to provide indemnification for expenses or liabilities incurred by the Indemnitee are secondary), (ii) it shall advance the full amount of expenses incurred and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by the Indemnitee to the extent required by the terms of this Agreement (or any other agreement between the Company and the Indemnitee), without regard to any rights the Specified Directors may have against the Ashford Inc. Indemnitors and (iii) it irrevocably waives, relinquishes and releases the Ashford Inc. Indemnitors from any and all claims against the Ashford Inc. Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof related to the Company’s obligations set forth in clauses (i) and (ii) in this sentence. The Company further agrees that no advancement or payment by the Ashford Inc. Indemnitors on behalf of the Indemnitee with respect to any claim for which the Indemnitee has sought indemnification from the Company shall affect the foregoing and the Ashford Inc. Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Indemnitee against the Company.

19.	GOVERNING LAW
The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland, without application of the conflict of laws principles thereof.

20.	NO ASSIGNMENTS
The Indemnitee may not assign its rights or delegate obligations under this Agreement without the prior written consent of the Indemnitor. Any assignment or delegation in violation of this paragraph 20 shall be null and void.

21.	NO THIRD PARTY RIGHTS
Except for the rights of an Additional Indemnitor under paragraph 18(B) hereof and except for Ashford Inc., who is expressly made a third party beneficiary of paragraph 10(E) hereof: (a), nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement; and (b) this Agreement and all of its provisions are for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns.

22.	COUNTERPARTS
This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together constitute an agreement binding on all of the parties hereto.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on , 20 , effective as of the day and year first above written.
ASHFORD HOSPITALITY PRIME, INC.
By:
David A. Brooks, Chief Operating Officer
and General Counsel
INDEMNITEE:
By: